UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): January 26, 2009

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

996 190th Avenue
Woodstock, Minnesota	56186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

January 26, 2009

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2009, the Board of Directors (the “Board”) of Juhl Wind, Inc. (the “Company”) appointed John J. Brand as Chief Financial Officer of the Company (“CFO”).  In connection with his appointment, Mr. Brand entered into an employment agreement with the Company, pursuant to which he was granted an option with immediate vesting to purchase 25,000 shares of Company stock.  Options to purchase an additional 75,000 shares of Company stock will be granted following the first six months of Mr. Brand’s employment with the Company.

Mr. Brand, age 52, is a Certified Public Accountant with over 25 years of business and management experience, including 14 years in public accounting serving both public and private companies. Immediately prior to joining the Company, and since 2002, Mr. Brand served as the Chief Financial Officer of CMS Direct, Inc. He has also held Chief Financial Officer and division controllership positions in both public and private companies in technology, business services and energy-related businesses. Mr. Brand earned a B.S. in Accounting from St. Cloud State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2009	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President